Ex. 99.906Cert

CERTIFICATIONS PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

I, Michael D. Mulcahy, President and Principal Executive Officer of Bridgeway Funds, Inc. (the “Registrant”), hereby certify, to the best of my knowledge, that the registrant’s report on Form N-CSR for the period ended June 30, 2005 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Michael D. Mulcahy
Michael D. Mulcahy
President and Principal Executive Officer

Dated:	September 7, 2005

I, Linda Giuffre, Treasurer and Principal Financial Officer of Bridgeway Funds, Inc. (the “Registrant”), hereby certify, to the best of my knowledge, that the registrant’s report on Form N-CSR for the period ended June 30, 2005 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/Linda Giuffre
Linda Giuffre
Treasurer

Dated:	September 7, 2005

A signed original of this written statement required by Section 906 has been provided to Bridgeway Funds, Inc. and will be retained by Bridgeway Funds, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.